Exhibit 10.3

PUBLIC COMPANY SUPPORT AGREEMENT

This Support Agreement (this “Agreement”) is made and entered into as of July 23, 2024, by and among Palvella Therapeutics, Inc. a Delaware corporation (“Merger Partner”), Pieris Pharmaceuticals, Inc., a Nevada corporation (“Public Company”), and the undersigned stockholder (the “Stockholder”) of Public Company.

RECITALS

WHEREAS, concurrently with or following the execution and delivery hereof, Public Company, Merger Partner and Polo Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Public Company (the “Merger Sub”), have entered into an agreement and plan of merger (as such agreement may be amended or supplemented from time to time pursuant to the terms thereof, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Merger Partner, with Merger Partner surviving the merger as the surviving corporation and a wholly owned subsidiary of Public Company (the “Merger”).

WHEREAS, as of the date hereof, the Stockholder is the beneficial owner (as defined in Rule 13d-1 under the Exchange Act) of such number of shares of Public Company Common Stock as indicated in Appendix A.

WHEREAS, as an inducement to the willingness of Merger Partner to enter into the Merger Agreement, Merger Partner has required that the Stockholder enter into this Agreement.

NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

1.    Certain Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. For all purposes of this Agreement, the following terms shall have the following respective meanings:

(a)    “Constructive Sale” means, with respect to any security, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership of such security.

(b)    “Shares” means (i) all shares of Public Company Common Stock and Public Company Preferred Stock owned, beneficially or of record, by the Stockholder as of the date hereof, and (ii) all additional shares of Public Company Common Stock and Public Company Preferred Stock acquired by the Stockholder, beneficially or of record, during the period commencing with the execution and delivery of this Agreement and expiring on the Closing Date.

(c)    “Transfer” or “Transferred” means, with respect to any security, the direct or indirect assignment, sale, transfer, tender, exchange, pledge or hypothecation, or the grant, creation or suffrage of a lien, security interest or encumbrance in or upon, or the gift, grant or placement in trust, or the Constructive Sale or other disposition of such security (including transfers by testamentary or intestate succession, by domestic relations order or other court order, or otherwise by operation of law) or any right, title or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

2.    Transfer and Voting Restrictions. The Stockholder covenants to Merger Partner and Public Company as follows:

(a)    Except as otherwise permitted by Section 2(c), during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date (as defined below), the Stockholder shall not Transfer any of the Stockholder’s Shares, or publicly announce its intention to Transfer any of its Shares.

(b)    Except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction or a Governmental Entity, the Stockholder will not commit any act that would restrict the Stockholder’s legal power, authority and right to vote all of the Shares held by the Stockholder or otherwise prevent or disable the Stockholder from performing any of his, her or its obligations under this Agreement. Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, the Stockholder shall not enter into any voting agreement with any person or entity with respect to any of the Stockholder’s Shares, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any Shares in a voting trust or otherwise enter into any agreement or arrangement with any person or entity limiting or affecting the Stockholder’s legal power, authority or right to vote the Stockholder’s Shares in favor of the Required Public Company Voting Proposal and the Other Public Company Voting Proposals.

(c)    Notwithstanding anything else herein to the contrary, the Stockholder may, at any time, Transfer the Stockholder’s Shares (i) by will or other testamentary document or by intestacy, (ii) to any Affiliate of Stockholder or any investment fund or other entity controlled or managed by the Stockholder or a controlling Affiliate of Stockholder, (iii) to any member of the Stockholder’s immediate family, (iv) in the case of a Stockholder who is not a natural person, by pro rata distributions from the Stockholder to its members, partners, or shareholders pursuant to the Stockholder’s organizational documents, (v) to any trust for the direct or indirect benefit of the Stockholder or the immediate family of the Stockholder or otherwise for tax or estate planning purposes, or (vi) by operation of law; provided, that (x) such Transferred Shares shall continue to be bound by this Agreement and (y) the applicable transferee shall have executed and delivered to Public Company and Merger Partner a support agreement substantially similar to this Agreement upon consummation of such Transfer.

3.    No Obligation to Exercise. Notwithstanding anything to the contrary herein, nothing in this Agreement shall obligate the Stockholder to exercise any option or any other right to acquire any shares of Public Company Common Stock.

4.    Agreement to Vote Shares. The Stockholder covenants to Merger Partner as follows:

(a)    Until the Expiration Date, at any meeting of the stockholders of Public Company, however called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Public Company, the Stockholder shall be present (in person or by proxy) and vote, or exercise its right to consent with respect to, all Shares held by the Stockholder (i) in favor of the Required Public Company Voting Proposals and the Other Public Company Voting Proposals and (ii) against any Acquisition Proposal.

(b)    If the Stockholder is the beneficial owner, but not the record holder, of Shares, the Stockholder shall cause the record holder and any nominees to be present (in person or by proxy) and vote all the Stockholder’s Shares in accordance with this Section 4.

(c)    In the event of a stock split, stock dividend or distribution, or any change in the capital stock of Public Company by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

5.    Action in Stockholder Capacity Only. The Stockholder is entering into this Agreement solely in the Stockholder’s capacity as a record holder and beneficial owner, as applicable, of its Shares and not in the Stockholder’s capacity as a director or officer of Public Company. Nothing herein shall limit or affect the Stockholder’s ability to act as an officer or director of Public Company.

6.    Documentation and Information. The Stockholder shall permit and hereby authorizes Public Company and Merger Partner to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Public Company or Merger Partner reasonably determines to be necessary in connection with the transactions contemplated by the Merger Agreement, such Stockholder’s identity and ownership of the Shares and the nature of such Stockholder’s commitments and obligations under this Agreement.

7.    Irrevocable Proxy. The Stockholder hereby revokes (or agrees to cause to be revoked) any proxies that the Stockholder has heretofore granted with respect to its Shares. In the event and to the extent that the Stockholder fails to vote the Shares in accordance with Section 4 at any applicable meeting of the stockholders of Public Company or pursuant to any applicable written consent of the stockholders of Public Company, the Stockholder shall, solely with respect to the matters described in Section 4, be deemed to have irrevocably granted to, and appointed, Merger Partner, and any individual designated in writing by Merger Partner, and each of them individually, as his, her or its proxy and attorney-in-fact (with full power of substitution), for and in its name, place and stead, to vote his, her or its Shares in any action by written consent of Public Company stockholders or at any meeting of the Public Company stockholders called with respect to any of the matters specified in, and in accordance and consistent with, Section 4 of this Agreement. Merger Partner agrees not to exercise the proxy granted herein for any purpose other than the purposes described in this Agreement. Except as otherwise provided for herein, the Stockholder hereby affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked and that such irrevocable proxy is executed and intended to be irrevocable. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

8.    Representations and Warranties.

(a)    Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Merger Partner and Public Company as follows:

(i)    The Stockholder (A) is the beneficial or record owner of the shares of Public Company Common Stock and Public Company Preferred Stock, as applicable, indicated in Appendix A (each of which shall be deemed to be “held” by the Stockholder for purposes of Section 4 unless otherwise expressly stated with respect to any shares in Appendix A), free and clear of any and all Liens (other than any Liens that may exist pursuant to applicable securities laws) and (B) does not beneficially own any securities of Public Company other than the shares of Public Company Common Stock and Public Company Preferred Stock and rights to purchase shares of Public Company Common Stock and Public Company Preferred Stock set forth in Appendix A.

(ii)    Except as otherwise provided in this Agreement, the Stockholder has full power and authority to (A) make, enter into and carry out the terms of this Agreement and (B) vote all of its Shares in the manner set forth in this Agreement without the consent or approval of, or any other action on the part of, any other person or entity (including any Governmental Entity). Without limiting the generality of the foregoing, the Stockholder has not entered into any voting agreement (other than this Agreement) with any person with respect to any of the Stockholder’s Shares, granted any person any proxy (revocable or irrevocable) or power of attorney with respect to any of the Stockholder’s Shares, pledged or disposed of any of the Stockholder’s Shares, deposited any of the Stockholder’s Shares in a voting trust or entered into any arrangement or agreement with any person limiting or affecting the Stockholder’s legal power, authority or right to vote the Stockholder’s Shares on any matter.

(iii)    This Agreement has been duly and validly executed and delivered by the Stockholder and (assuming the due authorization, execution and delivery by the other parties hereto) constitutes a valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception. If (i) the Stockholder is a corporation, partnership or other investment or business entity, the Stockholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby are within the corporate power and capacity of the Stockholder and have been duly authorized by all necessary corporate action of the Stockholder and (ii) the Stockholder is an individual, the signature on this Agreement is genuine, and the Stockholder has full power and authority and legal competence and capacity to execute this Agreement, to perform fully the Stockholder’s obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Stockholder and the performance by the Stockholder of the agreements and obligations hereunder will not result in any breach or violation of or be in conflict with or constitute a default under any term of any Contract or if applicable any provision of an organizational document (including a certificate of incorporation) to or by which the Stockholder is a party or bound, or any applicable law to which the Stockholder is subject or bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not reasonably be expected to materially impair or adversely affect the Stockholder’s ability to perform its obligations under this Agreement.

(iv)    The Stockholder has had the opportunity to discuss the Merger Agreement, this Agreement and the transactions contemplated hereby and thereby with the Stockholder’s legal counsel. The Stockholder understands and acknowledges that Merger Partner is entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

(v)    The execution, delivery and performance of this Agreement by the Stockholder do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain, individually or in the aggregate, has not and would not materially impair the Stockholder’s ability to perform its obligations under this Agreement.

(vi)    As of the date hereof, there is no action, suit, investigation or proceeding (whether judicial, arbitral, administrative, or otherwise) pending against, or, to the knowledge of the Stockholder, threatened against, the Stockholder or any of the Stockholder’s properties or assets (including the Shares) that would reasonably be expected to prevent or materially delay or impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(vii)    Neither the Stockholder nor any of its Representatives or Affiliates (excluding, for the avoidance of doubt, the Public Company) has employed or made any agreement with any broker, finder or similar agent or any Person which will result in the obligation of such Stockholder, Public Company, Merger Partner, or any of their respective Affiliates to pay any finder’s fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

(b)    Representations of the Merger Partner. The Merger Partner hereby represents and warrants to the Stockholder as follows: (i) it is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized (in the case of good standing, to the extent the concept is recognized by such jurisdiction); (ii) it has all requisite corporate power and authority to enter into and deliver this Agreement and to perform its obligations hereunder; (iii) the execution and delivery by it of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Merger Partner; and (d) this Agreement constitutes a legal, valid and binding obligation of the Merger Partner, enforceable against it in accordance with its terms (except insofar as such enforceability may be limited by the Bankruptcy and Equity Exception).

(c)    Representations of the Public Company. The Public Company hereby represents and warrants to the Stockholder as follows: (i) it is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized (in the case of good standing, to the extent the concept is recognized by such jurisdiction); (ii) it has all requisite corporate power and authority to enter into and deliver this Agreement and to perform its obligations hereunder; (iii) the execution and delivery by it of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Public Company; and (d) this Agreement constitutes a legal, valid and binding obligation of the Public Company, enforceable against it in accordance with its terms (except insofar as such enforceability may be limited by the Bankruptcy and Equity Exception).

9.    Termination. This Agreement shall terminate and shall cease to be of any further force or effect as of the earlier of (a) such date and time as the Merger Agreement shall have been terminated pursuant to the terms thereof, (b) the Effective Time, or (c) the date a Public Company Board Recommendation Change or a Merger Partner Board Recommendation Change is made (the “Expiration Date”); provided, however, that (x) Section 10 shall survive the termination of this Agreement, and (y) the termination of this Agreement shall not relieve any party hereto from any liability for any material and willful breach of this Agreement prior to the Expiration Date. A “material and willful breach” by a party of a provision of this Agreement means that the party knowingly undertook an action, or knowingly failed to undertake an action, with the understanding that the action, or failure to act, was a material breach by such party of the applicable provisions of this Agreement.

10.    Miscellaneous Provisions.

(a)    Amendments. No amendment of this Agreement shall be effective against any party unless it shall be in writing and signed by each of the parties hereto. In the event Merger Partner agrees to amend or waive the terms and conditions of any Support Agreement it has entered into with any other stockholder of the Public Company, the result of which would make the terms and conditions of such Support Agreement more favorable to such stockholder than the terms and conditions hereof are to the Stockholder, then the Merger Partner and Public Company will offer to amend or waive the terms and conditions of this Agreement so they are no less favorable to the Stockholder than the terms and conditions of such other Support Agreement are to such other stockholder.

(b)    Entire Agreement. This Agreement constitutes the entire agreement between the parties to this Agreement and supersedes all other prior agreements, arrangements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

(c)    Governing Law. This Agreement and all matters, claims, counterclaims, or causes of action (whether in contract, tort, statute, or otherwise) arising out of or relating to this Agreement and the transactions contemplated hereby (including its interpretation, construction, performance and enforcement), or the actions of any party in the negotiation, administration, performance, or enforcement of this Agreement (collectively, the “Relevant Matters”) shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware. For the avoidance of doubt, all matters relating to the internal affairs of Public Company (including the fiduciary duties of its directors and officers) shall be governed by the internal Laws of the State of Nevada without giving effect to any choice or conflict of Law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the State of Nevada.

(d)    Jurisdiction. Each of the parties to this Agreement (i) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a state or federal court sitting in Wilmington, Delaware in any action or proceeding arising out of or relating to any Relevant Matter, (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined in any such court, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iv) agrees not to bring any action or proceeding arising out of or relating to any Relevant Matter in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 10(j). Nothing in this Section 10(d), however, shall affect the right of any party to serve legal process in any other manner permitted by law.

(e)    WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY RELEVANT MATTER.

(f)    Assignment. Except as otherwise provided in Section 2(c) hereof, no party may assign any of its rights or delegate any of its performance obligations under this Agreement, in whole or in part, by operation of law or otherwise, without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment of rights or delegation of performance obligations in violation of this Section 10(f) is void.

(g)    No Third Party Rights. This Agreement is not intended to, and shall not, confer upon any other person any rights or remedies hereunder other than the parties hereto to the extent expressly set forth herein.

(h)    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

(i)    Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

(j)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) three Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable overnight courier service, in each case to the intended recipient as follows: (A) if to Merger Partner or Public Company, to the address, electronic mail address or facsimile provided in the Merger Agreement, including to the persons designated therein to receive copies; and/or (B) if to the Stockholder, to the Stockholder’s address, electronic mail address or facsimile shown below Stockholder’s signature to this Agreement.

(k)    Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile, by an electronic scan delivered by electronic mail or any electronic signature), each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile, by an electronic scan delivered by electronic mail or by delivery of any electronic signature.

(l)    Confidentiality. Except to the extent required by applicable Law or regulation, the Stockholder shall hold any non-public information regarding this Agreement, the Merger Agreement and the Merger in strict confidence and shall not divulge any such information to any third person until Public Company has publicly disclosed its entry into the Merger Agreement and this Agreement; provided, however, that the Stockholder may disclose such information to its Affiliates, partners, members, stockholders, parents, subsidiaries, attorneys, accountants, consultants, trustees, beneficiaries and other representatives (provided that such Persons are subject to confidentiality obligations at least as restrictive as those contained herein). Neither the Stockholder nor any of its Affiliates (other than Public Company, whose actions shall be governed by the Merger Agreement), shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Merger, the Merger Agreement or the other transactions contemplated hereby or thereby without the prior written consent of the Merger Partner and Public Company, except (i) as may be required by applicable Law in which circumstance such announcing party shall make reasonable efforts to consult with Merger Partner and Public Company to the extent practicable or (ii) for any amendments to the Schedule 13D of the Stockholder required by virtue of this Agreement.

(m)    Interpretation. When reference is made in this Agreement to a Section or Appendix, such reference shall be to a Section of or Appendix to this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(n)    Compliance with Governmental Entities. Notwithstanding anything to the contrary in this Agreement, if at any time following the date hereof and prior to the Expiration Date a Governmental Entity enters an order restraining, enjoining or otherwise prohibiting the Stockholder from taking any action pursuant to Section 4 of this Agreement, then the obligations of the Stockholder set forth in Section 4 of this Agreement shall be of no force and effect for so long as such order is in effect solely to the extent such order restrains, enjoins or otherwise prohibits the Stockholder from taking any such action.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

MERGER PARTNER:

PALVELLA THERAPEUTICS, INC.

By:

Name: Wesley H. Kaupinen

Title: Chief Executive Officer

PUBLIC COMPANY:

PIERIS PHARMACEUTICALS, INC.

By:

Name: Stephen S. Yoder

Title: Chief Executive Officer

[STOCKHOLDER],

in his/her/its capacity as the Stockholder:

Signature: _______________________________

Address:

Appendix A

Public Company Common Stock:

Public Company Preferred Stock: